EXHIBIT 23.1

February 22, 2022

ENTREPRENEUR UNIVERSE BRIGHT GROUP

Suite 907, Saigao City Plaza Building 2

No. 170, Weiyang Road

Xi'an, China

Dear Sir or Madam:

We hereby consent to the reference of our name under the headings “Explanatory Note,” “Item 1. Business - Corporate Structure,” “Item 1. Business – Recent Regulatory Developments – Draft Cybersecurity Measures” and “Item 1A. Risk Factors – Risks associated with doing business in China,” in the Amendment No. 3 (the “Amendment) to the General Form for Registration of Securities on Form 10 which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of December 2021. We also consent to the filing of this consent letter with the SEC as an exhibit to the Amendment. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

King & Wood Mallesons

/s/ King & Wood Mallesons